Exhibit 4

                               POWER OF ATTORNEY



          KNOW ALL MEN BY THESE PRESENTS THAT the undersigned hereby constitutes and appoints RODRIGO CRUZ MATTA as his true and lawful attorney and agent, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned any statement or report, including any amendment to any statement or report, required to be filed with respect to the undersigned under Section 13 of the United States Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements thereunder, or any statement or report, including any amendment to any statement or report, required to be filed with respect to the undersigned under any comparable laws, rules, regulations and requirements of any foreign jurisdiction, and to file any of the same with the Securities and Exchange Commission and any other appropriate U.S. and foreign regulatory authorities, said attorney and agent having full power and authority to do and perform in the name and on behalf of the undersigned every act necessary to be done in the premises as fully and as effectually as the undersigned might or could do in person; and the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF the undersigned has subscribed these presents as of this 13th day of February, 2004.


                                       /s/ CRISTOBAL LIRA IBANEZ
                                       -------------------------
                                       CRISTOBAL LIRA IBANEZ